INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Intermediate Government Bond Fund
(Formerly Merrill Lynch Institutional Intermediate Fund):


We consent to the use in Post-Effective Amendment No. 14 to Registration Statement No. 33-8708 of our report dated December 5, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey

February 17, 1998